EXHIBIT 99.1

CONTACT:

Christine Nakamoto, Investor Relations

408.617.7626

christine.nakamoto@palm.com

Palm Reports Q2 FY08 Results

SUNNYVALE, Calif., Dec. 18, 2007 — Palm, Inc. (Nasdaq: PALM) today reported that total revenue in the second quarter of fiscal year 2008, ended Nov. 30, was $349.6 million. Smartphone sell-through for the quarter was 686,000 units, up 11 percent year over year. Smartphone revenue was $282.4 million.

Net loss applicable to common shareholders for the quarter was $9.6 million, or $(0.09) per diluted common share. Net loss applicable to common shareholders included stock-based compensation expense of $14.3 million, amortization of intangible assets of $1.0 million, restructuring charges of $10.1 million and accretion of Series B convertible preferred stock of $0.8 million. This compares to net income for the second quarter of fiscal year 2007 of $12.8 million, or $0.12 per diluted share.

Net loss in the second fiscal quarter, measured on a non-GAAP(1) basis, totaled $7.8 million, or $(0.07) per diluted share, excluding stock-based compensation expense, amortization of intangible assets, restructuring charges and accretion of Series B convertible preferred stock and adjusting the related income tax provision to 42 percent. This compares to non-GAAP net income in the second quarter of fiscal year 2007 of $17.6 million, or $0.17 per diluted share, which excluded the effects of stock-based compensation expense, amortization of intangible assets and the related income tax provision.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled negative $33.3 million. EBITDA, adjusted to add back stock-based compensation, other non-operating expense and restructuring charges, or Adjusted EBITDA, totaled negative $8.7 million.

“We are transforming Palm to exploit the market opportunity and instilling operational rigor throughout the organization. We’ve taken actions to align our expenses to the current operating environment and are focusing on core initiatives that will have the greatest impact on achieving our long-term success,” said Ed Colligan, Palm president and chief executive officer. “We are pleased with the early success of the Palm Centro and intend to deliver more Windows Mobile and Palm-based products throughout the next year.”

Q3 Fiscal Year 2008 Guidance(2)

•	Revenue is expected to be between $310 million and $320 million;

•	Gross margin is expected to be in the range of 30.3 percent and 30.8 percent on a GAAP basis and between 30.5 percent and 31.0 percent on a non-GAAP basis;

•	Operating expenses are expected to be in the range of $136 million to $138 million on a GAAP basis and between $112 million and $115 million on a non-GAAP basis;

•	Annual effective tax rate is expected to be 32 percent on a GAAP basis and 27 percent on a non-GAAP basis;

•	Loss per common share is expected to be in the range of $(0.31) to $(0.33) on a GAAP basis and $(0.14) to $(0.16) on a non-GAAP basis;

•

Net loss on a GAAP basis is expected to be in the range of $30 million to $33 million and earnings before interest, taxes, depreciation and amortization, adjusted to add back stock-based compensation, restructuring charges and other non-operating expenses, or Adjusted EBITDA, is expected to be in the range of negative $7 million to negative $10 million;

•

SFAS 123(R) stock-based compensation expense, before taxes, is expected to be between $5 million and $6 million and amortization of intangible assets is expected to be $1 million. We also expect a $16 million to $18 million restructuring charge to earnings for recent organizational changes, which will include severance and facility closure costs. These amounts and the related tax amounts are excluded from Palm’s third quarter of fiscal year 2008 outlook on a non-GAAP basis; and

•	The company will suspend specific financial guidance in future quarters, but will continue to provide general business guidance and comments on industry trends.

Highlights of the Quarter

During the second quarter of fiscal year 2008, the company accomplished the following:

•	Closed on the $325 million recapitalization transaction with the private-equity firm Elevation Partners, positioning Palm to lead the next phase of the smartphone and mobile-computing markets;

•

Introduced the Palm® Centro™ smartphone with Sprint. Designed for customers who want to stay connected with co-workers, friends and family, the Centro offers simplicity and organization to customers with voice, text, IM, email, web, contact and calendar capabilities, a full-color touch screen and full keyboard;(3)

•	Launched the Palm Treo™ 500v smartphone on the Celcom network in Malaysia, the Vodafone network in New Zealand, and the MobileOne network in Singapore;

•	Launched the Palm Treo 755p smartphone on the Iusacell network in Mexico, the Palm Treo 750 smartphone in Brazil with Claro, and the Palm Treo 680 smartphone in Venezuela with Movistar; and

•

Announced support of the release of Microsoft Office Communications Server 2007 on all Palm Treo smartphones running Windows Mobile, adding industrial-strength instant messaging and location-based services.

INVESTOR’S NOTE: The company will hold a conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. Investors and other interested parties are encouraged to listen to the call by logging on to the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website http://investor.palm.com. Participants will be able to simultaneously view the presentation slides during the call.

Investors wishing to listen to the conference call via telephone may dial 866.314.5232 (domestic) and 617.213.8052 (international). There is no passcode required for the call.

A telephone replay of the conference call will be available through Dec. 28, 2007. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 49541582. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

About Palm, Inc.

Palm, Inc. is a global leader and innovator of easy-to-use mobile products that simplify people’s lives and help them stay connected on the go. The company offers a range of products — including Palm® Treo™ and Centro™ smartphones, Palm handhelds, services and accessories — to meet the needs of consumers, mobile professionals and businesses.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the second quarter of fiscal years 2008 and 2007, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that assuming a 27 percent annual effective tax rate on a non-GAAP basis provides a more appropriate view of fiscal year 2008.

Other Expenses. Palm excludes certain other items that are the result of unplanned events to measure its operating performance. Included in these items are patent acquisition cost, restructuring charges, gain on sale of land and accretion of Series B convertible preferred stock. Palm assesses its operating performance excluding patent acquisition cost, restructuring charges, gain on sale of land and accretion of Series B convertible preferred stock, as these amounts relate to items which are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. We consider this measure to be an important indicator of our operational strength to incur and repay indebtedness. We exclude net interest and taxes to allow a creditor to assess the ability to repay different debt instruments. We exclude depreciation and amortization because while tangible and intangible assets support our business, we do not believe the related depreciation and amortization costs are directly attributable to our ability to repay debt. This measure is used by some investors when assessing the performance of our company. In addition, we further exclude the other non-GAAP items, such as stock-based compensation, restructuring charges, patent acquisition cost and gain on sale of land, listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding stock-based compensation, net other non-operating income (expense), restructuring charges, patent acquisition cost and gain on sale of land is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected third quarter of fiscal year 2008 revenue, gross margin, operating expenses, tax rate, earnings/loss per share, net loss, Adjusted EBITDA, stock-based compensation expense, amortization of intangible assets, restructuring charges and other non-operating expenses and related tax amounts, Palm’s long-term market opportunity, Palm’s delivery of Windows Mobile and Palm platform-based products during 2008 and Palm’s ability to align its expenses to the current operating environment and achieve long-term success. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; and Palm’s ability to utilize its net operating losses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, under the caption Risk Factors and elsewhere, including Palm’s quarterly report on Form 10-Q for the quarter ended August 31, 2007 and Palm’s definitive proxy statement filed with the SEC on August 10, 2007. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

(1) GAAP stands for Generally Accepted Accounting Principles.

(2) Guidance related to gross margin, operating expenses and loss per common share for the third quarter of fiscal year 2008 has been provided on a GAAP and a non-GAAP basis. The non-GAAP guidance related to gross margin, operating expenses and loss per common share can be reconciled to the nearest GAAP measure by including amortization of intangible assets, restructuring charges, the stock-based compensation charge anticipated to be recorded in accordance with SFAS 123(R) during the period and accretion of the Series B convertible preferred stock, as applicable. EBITDA can be reconciled from our GAAP net loss guidance for the third quarter of fiscal year 2008 by excluding interest, taxes, depreciation and amortization. EBITDA is further reconciled to adjusted EBITDA by including stock-based compensation, restructuring charges and other non-operating expenses. For a detailed reconciliation of our third quarter of fiscal year 2008 net loss guidance to adjusted EBITDA, please see the tables below.

(3) Within wireless service coverage area only. Availability and coverage depends upon carrier and the geographic scope of international roaming agreements. Email, messaging and web access requires data services from a mobile service provider at an additional cost.

Palm, Centro and Treo are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	Nov. 30, 2007	Nov. 30, 2006
Revenues	$349,633	$392,911	$710,392	$748,684
Cost of revenues (a)	245,868	253,830	476,203	478,317

Gross profit	103,765	139,081	234,189	270,367
Operating expenses:
Sales and marketing (a)	61,466	63,978	121,661	116,910
Research and development (a)	53,570	42,299	106,186	83,144
General and administrative (a)	20,237	15,506	34,233	29,266
Amortization of intangible assets	962	340	1,923	680
Patent acquisition cost	—	—	5,000	—
Restructuring charges (a)	10,145	—	16,749	—
Gain on sale of land	—	—	(4,446)	—

Total operating expenses	146,380	122,123	281,306	230,000

Operating income (loss)	(42,615)	16,958	(47,117)	40,367
Interest expense	4,037	727	4,190	1,395
Interest income	7,765	6,577	15,683	13,073
Other income (expense), net	(144)	(326)	(445)	(716)

Income (loss) before income taxes	(39,031)	22,482	(36,069)	51,329
Income tax provision (benefit)	(30,183)	9,711	(26,380)	22,055

Net income (loss)	(8,848)	12,771	(9,689)	29,274
Accretion of Series B redeemable convertible preferred stock	780	—	780	—

Net income (loss) applicable to common shareholders	$(9,628)	$12,771	$(10,469)	$29,274

Net income (loss) per common share:
Basic	$(0.09)	0.12	$(0.10)	$0.28

Diluted	$(0.09)	$0.12	$(0.10)	$0.28

Shares used to compute net income (loss) per common share:
Basic	105,296	102,332	104,647	102,840

Diluted	105,296	104,056	104,647	104,626

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$651	$664	1,062	$1,268
Sales and marketing	2,760	1,604	4,067	3,258
Research and development	3,387	2,403	5,209	4,913
General and administrative	7,495	1,805	9,083	3,711
Restructuring charges	956	—	956	—

	$15,249	$6,476	$20,377	$13,150

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	Nov. 30, 2007	Nov. 30, 2006
Net income (loss) applicable to common shareholders, as reported	$(9,628)	$12,771	$(10,469)	$29,274
Adjustments:
Stock-based compensation (a)	14,293	6,476	19,421	13,150
Amortization of intangible assets	962	340	1,923	680
Patent acquisition cost	—	—	5,000	—
Restructuring charges	10,145	—	16,749	—
Gain on sale of land	—	—	(4,446)	—
Accretion of Series B convertible preferred stock	780	—	780	—
Income tax provision	(24,395)	(2,008)	(27,076)	(4,009)

Net income (loss), non-GAAP	$(7,843)	$17,579	$1,882	$39,095

	Three Months Ended		Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	Nov. 30, 2007	Nov. 30, 2006
Net income (loss), as reported	$(8,848)	$12,771	$(9,689)	$29,274
Interest (income) expense, net	(3,728)	(5,850)	(11,493)	(11,678)
Taxes	(30,183)	9,711	(26,380)	22,055
Depreciation/amortization	9,508	3,303	18,398	6,617

EBITDA	(33,251)	19,935	(29,164)	46,268
Adjustments:
Stock-based compensation (a)	14,293	6,476	19,421	13,150
Other non-operating (income) expense, net	144	326	445	716
Patent acquisition cost	—	—	5,000	—
Restructuring charges	10,145	—	16,749	—
Gain on sale of land	—	—	(4,446)	—

Adjusted EBITDA	$(8,669)	$26,737	$8,005	$60,134

	Three Months Ended		Six Months Ended
	Nov. 30, 2007	Nov. 30, 2006	Nov. 30, 2007	Nov. 30, 2006
Net income (loss) per common share:
Basic, as reported	$(0.09)	$0.12	$(0.10)	$0.28
Adjustments	0.02	0.05	0.12	0.10

Basic, non-GAAP	$(0.07)	$0.17	$0.02	$0.38

Diluted, as reported	$(0.09)	$0.12	$(0.10)	$0.28
Adjustments	0.02	0.05	0.12	0.09

Diluted, non-GAAP	$(0.07)	$0.17	$0.02	$0.37

Shares used to compute net income (loss) per common share:
Basic, as reported	105,296	102,332	104,647	102,840
Adjustments (b)	—	—	7,794	—

Basic, non-GAAP	105,296	102,332	112,441	102,840

Diluted, as reported	105,296	104,056	104,647	104,626
Adjustments (b)	—	—	15,762	—

Diluted, non-GAAP	105,296	104,056	120,409	104,626

	Adjusted EBITDA Guidance
	(In thousands)
	(Unaudited)

	Three Months Ended
	Feb. 28, 2008
Net loss, guidance range	$(33,000)	—	$(30,000)
Approximate adjustments:
Interest (income) expense, net	5,000	—	5,500
Taxes	(14,000)	—	(15,500)
Depreciation and amortization	9,000	—	10,000

EBITDA range	(33,000)	—	(30,000)
Approximate adjustments:
Stock-based compensation (c)	5,500		5,500
Other non-operating (income) expense, net	500		500
Restructuring charges (c)	17,000		17,000

Adjusted EBITDA, guidance range	$(10,000)	—	$(7,000)

(a)	Stock-based compensation charges related to workforce reductions are included in restructuring charges.

(b)	As a result of the non-GAAP income during the six months ended November 30, 2007, non-GAAP shares used to compute income per common share are adjusted to reflect the participation of the Series B convertible preferred stock and the diluted effect of the share-based awards, as applicable.

(c)	Amounts represent the approximate mid-point of the Q3 fiscal year 2008 guidance range provided.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation expense, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land, accretion of Series B convertible preferred stock and for the related income tax provision on a non-GAAP basis of 42% during the three months ended Nov. 30, 2007, and 27% during the six months ended Nov. 30, 2007 and the Q3 fiscal year 2008 guidance.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30 and Feb 28, as applicable.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	Nov. 30, 2007	May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$143,671	$128,130
Short-term investments	149,300	418,555
Accounts receivable, net of allowance for doubtful accounts of $2,456 and $3,172, respectively	172,239	204,335
Inventories	49,776	39,168
Deferred income taxes	80,487	135,906
Investment for committed tenant improvements	—	1,331
Prepaids and other	15,192	10,222

Total current assets	610,665	937,647
Restricted investments	8,951	—
Land held for sale	—	60,000
Property and equipment, net	40,700	36,634
Goodwill	167,960	167,596
Intangible assets, net	66,968	76,058
Deferred income taxes	308,908	267,348
Other assets	92,205	2,719

Total assets	$1,296,357	$1,548,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$167,639	$196,155
Income taxes payable	14,902	62,006
Accrued restructuring	12,185	5,406
Provision for committed tenant improvements	—	1,331
Current portion of debt	4,000	—
Other accrued liabilities	229,702	216,125

Total current liabilities	428,428	481,023
Non-current liabilities:
Long-term debt	396,000	—
Non-current tax liabilities	5,960	—
Other non-current liabilities	1,235	4,568

Series B redeemable convertible preferred stock $0.001 par value, 325,000 shares authorized and outstanding	250,961	—

Stockholders’ equity:
Series A preferred stock, $0.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $ 0.001 par value, 2,000,000 shares authorized; outstanding: 106,882 shares and 103,796 shares, respectively	107	104
Additional paid-in capital	652,041	1,492,362
Accumulated deficit	(441,754)	(431,698)
Accumulated other comprehensive income (loss)	3,379	1,643

Total stockholders’ equity	213,773	1,062,411

Total liabilities and stockholders’ equity	$1,296,357	$1,548,002

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30 and May 31.

Palm, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	Nov. 30, 2007	Nov. 30, 2006
Cash flows from operating activities:
Net income (loss)	$(8,848)	$12,771
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	4,713	2,963
Stock-based compensation	15,249	6,476
Amortization of intangible assets	4,795	340
Amortization of debt issuance costs	262	—
Deferred income taxes	(23,313)	10,707
Realized (gain) loss on sale of equity investments	(242)	(104)
Excess tax benefit related to stock-based compensation	(2,465)	(1,197)
Changes in assets and liabilities:
Accounts receivable	6,759	(79,310)
Inventories	(15,603)	13,016
Prepaids and other	(1,139)	(4,808)
Accounts payable	(323)	45,013
Income taxes payable	(5,260)	(3,149)
Accrued restructuring	5,543	(281)
Other accrued liabilities	6,331	19,788

Net cash provided by (used in) operating activities	(13,541)	22,225

Cash flows from investing activities:
Purchase of property and equipment	(7,286)	(8,325)
Purchase of short-term investments	(142,248)	(116,859)
Sale of short-term investments	177,288	152,403
Purchase of restricted investments	(8,951)	—
Cash paid for acquisition	(495)	—

Net cash provided by investing activities	18,308	27,219

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	17,536	5,444
Proceeds from issuance of Series B convertible preferred stock, net	315,216	—
Excess tax benefit related to stock-based compensation	2,465	1,197
Purchase and retirement of common stock	—	(30,963)
Proceeds from issuance of debt, net	383,749	—
Repayment of debt	(273)	(272)
Cash distribution to stockholders	(948,611)	—

Net cash used in financing activities	(229,918)	(24,594)

Change in cash and cash equivalents	(225,151)	24,850
Cash and cash equivalents, beginning of period	368,822	127,565

Cash and cash equivalents, end of period	$143,671	$152,415

Other cash flow information:
Cash refund (paid) for income taxes	$1,510	$(2,134)

Cash paid for interest	$2,861	$9

Non-cash investing and financing activities:
Liability for property and equipment acquired	$—	$2,309

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on Nov. 30.

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